UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 29, 2011

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On June 29, 2011, Franklin Covey Co. (the Company) announced its financial results for the fiscal quarter and three quarters ended May 28, 2011.  A copy of the earnings release is being furnished as exhibit 99.1 to this current report on Form 8-K.

Certain information in this Report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01     Other Events

On June 24, 2011, the Company announced that it would host a discussion for shareholders and the financial community to review its financial results for the fiscal quarter and three quarters ended May 28, 2011.  The discussion is scheduled to be held on Wednesday, June 29, 2011 at 5:00 p.m. Eastern time (3:00 p.m. Mountain time).

Interested persons may participate by dialing 1-877-299-4454 (International participants may dial 1-617-597-5447), access code: 86673365.  Alternatively, the webcast was accessible at the following Web site: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=102601&eventID=4137227.

A replay of the discussion will be available from June 29 through July 6, 2011 by dialing 1-888-286-8010 (International participants may dial 1-617-801-6888), access code: 75997310.  The webcast will also remain accessible through July 6, 2011 on the Investor Relations area of the Company’s Web site at:  http://phx.corporate-ir.net/phoenix.zhtml?c=102601&p=irol-IRHome.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits
99.1	Earnings release dated June 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	June 29, 2011	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer